American Funds Insurance Series
                             333 South Hope Street
                       Los Angeles, California 90071-1406

                              Phone (213) 486 9320
                               Fax (213) 486 9455

American Funds Insurance Series - International Fund

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2 correctly, the correct answers are as follows:

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

------------------ --------------------------------
Share Class            Total Income Dividends
                                 (000's omitted)
------------------ --------------------------------
------------------ --------------------------------
Class 1            $20,443
------------------ --------------------------------
------------------ --------------------------------
Total              $20,443
------------------ --------------------------------
------------------ --------------------------------
Class 2            $31,065
------------------ --------------------------------
------------------ --------------------------------
Class 3            $1,422
------------------ --------------------------------
------------------ --------------------------------
Total              $32,487
------------------ --------------------------------

Item 73 A1 and 73A2
Distributions per share for which record date passed during the period

-------------------- -------------------------------------------
Share Class             Dividends from Net Investment Income
-------------------- -------------------------------------------
-------------------- -------------------------------------------
Class 1              $0.2160
-------------------- -------------------------------------------
-------------------- -------------------------------------------
Class 2              $0.1900
-------------------- -------------------------------------------
-------------------- -------------------------------------------
Class 3              $0.1940
-------------------- -------------------------------------------


Item 74U1 and 74U2
------------------
Number of shares outstanding

------------------ ----------------------------------
Share Class               Shares Outstanding
                                 (000's omitted)
------------------ ----------------------------------
------------------ ----------------------------------
Class 1            94,514
------------------ ----------------------------------
------------------ ----------------------------------
Total              94,514
------------------ ----------------------------------
------------------ ----------------------------------
Class 2            174,249
------------------ ----------------------------------
------------------ ----------------------------------
Class 3            7,276
------------------ ----------------------------------
------------------ ----------------------------------
Total              181,525
------------------ ----------------------------------

Item 74V1 and 74V2
Net asset value per share (to nearest cent)

----------------------- -------------------------
                                 Net Asset Value
Share Class                    Per Share
----------------------- -------------------------
----------------------- -------------------------
Class 1                 $15.82
----------------------- -------------------------
----------------------- -------------------------
Class 2                 $15.79
----------------------- -------------------------
----------------------- -------------------------
Class 3                 $15.82
----------------------- -------------------------